UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 24, 2008

Geeks On Call Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143931	20-8097265
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

814 Kempsville Road, Suite 106 Norfolk, Virginia	23502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 466-3448
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 15th, 16th and 23rd, 2008, the Company closed on three additional traunches of a private placement offering in which the Company sold to accredited investors a total of 8 units of the Private Placement, consisting of 444,354 shares of Common Stock and 222,175 warrants to purchase shares of Common stock, at an aggregate offering price of $160,000.  Each share of Common Stock issued was sold as part of a unit that also includes a warrant to purchase one-half share of Common Stock exercisable for a period ending on the fifth anniversary of the issuance of the warrants.  The Company paid the placement agent for the offering of these units’ aggregate placement fees of $16,000.  The placement agent also received warrants to purchase a total of 35,546 shares of Common Stock, exercisable for a period ending on the fifth anniversary of the final closing of the offering.  The sale of the securities was exempt from registration pursuant to Rule 506 under Regulation D.

Upon completion of the private placement, the Company will also issue additional shares of Common Stock to investors in a prior offering pursuant to anti-dilution provisions in favor of those investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 24, 2008	GEEKS ON CALL HOLDINGS, INC.

	By:	/s/ Richard T. Cole
Name: Richard T. Cole
Title: Chief Executive Officer